EXHIBIT 99.1



                                    AGREEMENT


        Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of BEI Technologies, Inc. or any subsequent acquisitions or dispositions of equity securities of BEI Technologies, Inc. by any of the undersigned.

Dated:  January 11, 2000


                                        HOLLYBANK INVESTMENTS, LP



                                        BY: /s/ Timothy G. Caffrey
                                            Timothy G. Caffrey
                                            General Partner

                                        DORSEY R. GARDNER



                                        BY: /s/ Timothy G. Caffrey
                                            Timothy G. Caffrey, Attorney-in-Fact

                                            /s/ Timothy G. Caffrey
                                            Timothy G. Caffrey